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                                                                   EXHIBIT 4.1

                                 WILD FILE, INC.

                        1999 INCENTIVE STOCK OPTION PLAN
1.       PURPOSE.

         This 1999 Incentive Stock Option Plan (hereinafter referred to as this "Plan") is intended to promote the best interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability as employees, providing an incentive to employees of the Company by affording them an equity participation in the Company and rewarding those employees who contribute to the operating progress and earning power of the Company.

2.       DEFINITIONS.

         The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

        (a) "BOARD OF DIRECTORS" means the Board of Directors of Wild File, Inc., a Delaware corporation.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

        (c) "CONTROLLING PARTICIPANT" means any Eligible Employee who, immediately before any Option is granted to that particular Eligible Employee, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary company thereof, as such terms are defined in Section 424(e) and (f) of the Code, respectively).

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        (d) "COMPANY" means Wild File, Inc., a Delaware corporation, and an subsidiary corporation, as defined in Section 424(f) of the Code, to which the Board of Directors has determined to extend the application of this Plan.

        (e) "ELIGIBLE EMPLOYEE" means any employee of the Company.

        (f) "EXERCISE PRICE" means the price at which a share of Incentive Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Article 7 hereof.

        (g) "INCENTIVE STOCK" means the Non-Voting Common Stock of the Company, par value one cent ($.01) per share, issued pursuant to this Plan.

        (h) "INCENTIVE STOCK OPTION AGREEMENT" means an agreement by and between a Participant and the Company setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which the Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Incentive Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

        (i) "OPTION" means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Incentive Stock Option Agreement between such Participant and the Company.

        (j) "PARTICIPANT" means any Eligible Employee who is designated (in accordance with the provisions of Article 5 hereof) to be granted an Option and who is a party to an Incentive Stock Option Agreement.

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3.       ADOPTION AND ADMINISTRATION OF PLAN.

         This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the stockholders of the Company shall approve this Plan in accordance with applicable state law, within 12 months before or after the adoption of this Plan by the Board of Directors. Upon such effectiveness, except as expressly limited in Articles 4 and 7 hereof and Sections 5(d) and 6(c) hereof, any action taken by the Board of Directors with respect to the implementation, interpretation of administration of this Plan shall be final, conclusive and binding.

4.       TOTAL NUMBER OF SHARES OF INCENTIVE STOCK.

         The number of shares of Incentive Stock which may be issued in the aggregate by the Company under this Plan pursuant to the exercise of Options granted hereunder shall not be more than 1,500,000, which number may be increased only by a resolution adopted by the Board of Directors and approved within 12 months after such adoption by the stockholders of the Company in accordance with applicable state law. Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Non-Voting Common Stock of the Company. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 11 hereof, the aforesaid number of shares shall be appropriately so adjusted.

5.       ELIGIBILITY AND AWARDS.

         The Board of Directors shall designate, at any time and from time to time thereafter, (a) the Eligible Employees of the Company who shall be granted an Option, (b)

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the number of shares of Incentive Stock which each Eligible Employee so designated may purchase pursuant to the exercise of an Option, (c) the Exercise Price for each designated Eligible Employee, (d) the other terms of each Eligible Employee's Option, including, without limitation, the term during which such Option shall be in effect, which term for any Option shall not be greater than 10 years from the date this Plan is adopted by the Board of Directors or the date this Plan is approved by the stockholders of the Company, whichever is earlier; provided, however, that the term shall not be greater than five years from such date for any Option granted to a Controlling Participant, and (e) the restrictions, if any, applicable to the shares of Incentive Stock which each Eligible Employee so designated may purchase. Notwithstanding anything stated herein, the aggregate fair market value, determined at the time an Option is granted to a Participant, of the Incentive Shares with respect to which Options held by such Participant first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company, or any parent or subsidiary thereof) shall not exceed $100,000.

6.       GRANT, EXERCISE AND TERMINATION OF OPTIONS.

        (a) As soon as practicable after a designation is made by the Board of Directors pursuant to Article 5 hereof, the appropriate officer or officers of the Company shall give notice (written or oral) to such effect each Eligible Employee of the Company so designated, which such notice shall be accompanied by a copy or copies of the Incentive Stock Option Agreement to be executed by such Eligible Employee.

        (b) Upon receipt of the notice specified in Section 6(a) hereof, an Eligible Employee so designated shall have an Option, and shall thereby become and be a Participant,

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only after the due execution by such Eligible Employee and the Company of an
Incentive Stock Option Agreement within such number of days from the giving of such notice as shall be specified in such notice.

        (c) Any Option granted pursuant to this Plan must be granted within 10 years from the date that this Plan is adopted by the Board of Directors or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

        (d) An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Incentive Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected, and may be exercised only by (i) such Participant's completion, execution and delivery to the Company of a notice of such Participant's exercise of such Option, which notice shall include a certification by Participant that from the commencement of the Participant's employment to the date of exercise of the Option, Participant has not breached any covenant of his or her employment, and an "investment letter" (if required by the Company) as supplied by the Company and (ii) the payment to the Company of the aggregate Exercise Price, as provided under Article 8 hereof, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of this Plan and the Incentive Stock Option Agreement. Except as specifically provided by a duly executed Incentive Stock Option Agreement, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession.

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        (e) Notwithstanding any terms or provisions of this Plan to the contrary, the Board of Directors may delegate to the appropriate officer or officers of the Company the authority to prepare, execute and deliver any Incentive Stock Option Agreement reflecting any option granted under this Plan; provided, however, that any such Incentive Stock Option Agreement shall be consistent with the terms and conditions of this Plan.

7.       PURCHASE PRICE OF INCENTIVE STOCK.

         The determination of the Exercise Price shall be made by the Board of Directors, in its sole discretion, it being understood that the Exercise Price may not be less than one hundred percent (100%) of the fair market value of the shares of Non-Voting Common Stock of the Company on the date that such Option shall be granted; provided, however, that, if an Option shall be granted to a Controlling Participant, the Exercise Price may not be less than one hundred ten percent (110%) of the fair market value of the shares of Non-Voting Common Stock of the Company on the date that such Option is granted. The fair market value of the shares of Incentive Stock of the Company shall be determined for purposes of this Plan by the Board of Directors in accordance with the Code, and such determination shall be final, conclusive and binding upon each Participant and the Company for all purchases of this Plan.

8.       PAYMENT FOR SHARES OF INCENTIVE STOCK.

         Payment by each Participant for the shares of Incentive Stock purchased hereunder shall be made by good check or in accordance with the terms of any Incentive Stock Option Agreement executed by such Participant.

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9.       COSTS AND EXPENSES.

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Incentive Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Incentive Stock Option Agreement, this Plan or any Option or Incentive Stock held by any Participant.

10.      NO PRIOR RIGHT OF AWARD.

         Nothing in this Plan shall be deemed to give any officer or employee of the Company, or such person's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Company to terminate the employment of any individual (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant's duties as an employee of the Company shall result in a modification of the terms of any rights of such Participant under this Plan or any Incentive Stock Option Agreement executed by such Participant.

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11.      CHANGES IN CAPITAL STRUCTURE.

         Subject to any required action by the stockholders of the Company and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Incentive Stock represented by the unexercised portion of an Option and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was surrendered or terminated unexercised as to such shares), as well as the Exercise Price of a share of Incentive Stock represented by the unexercised portion of an Option, may be appropriately adjusted by the Board of Directors in its sole discretion to give effect to adjustments made in the number of outstanding shares of Non-Voting Common Stock of the Company through a merger, consolidation, reorganization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

12.      MERGER, CONSOLIDATION, DISSOLUTION OR LIQUIDATION.

         In the event of:

                (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation (unless appropriate provision shall have been made for the protection of the outstanding Options granted under this Plan by the substitution, in lieu of such Options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the

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Survivor's Stock which has a fair market value, as determined in good faith by the Board of Directors as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the Option as of such effective date, over (y) the Exercise Price of a share of Incentive Stock, multiplied by (ii) the number of shares of Incentive Stock covered by such Option), or;

                (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event");

then the Board of Directors shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each Participant of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Participant, within ten days after the Event, of cash equal to the amount (if any) for each Share of Incentive Stock covered by the cancelled Option, by which the Event Proceeds per Common Share exceeds the Exercise Price of a share of Incentive Stock. At the time of such declaration, each Option shall immediately become exercisable in full and each Participant shall have the right, during the period preceding the time of cancellation of the Option, to exercise his or her Option as to all or any part of the Incentive Shares covered thereby. Each outstanding Option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan

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shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in the Article 12. For purposes of this
Article 12, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Board of Directors, of the non-cash consideration to be received per share of Non-Voting Common Stock by the stockholders of the Company upon the occurrence of the Event.

13.      AMENDMENT OR TERMINATION OF PLAN.

         Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Incentive Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with the Code or any rule or regulation promulgated or proposed thereunder.

14.      BURDEN AND BENEFIT.

         The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

15.      HEADINGS.

         The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

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16.      INTERPRETATION.

         Notwithstanding any provision of this Plan or any provision of any Incentive Stock Option Agreement to the contrary, this Plan and each Incentive Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each Incentive Stock Option Agreement being so qualified.

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                                 WILD FILE, INC.

                        1999 INCENTIVE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

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Name of Participant:
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Nature of Employment with Company:
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No. of Shares Covered:                          Date of Grant:
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Exercise Price Per Share:                       Expiration Date:
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Vesting Commencement Date:
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Vesting Schedule (cumulative):

          Period After                                    Amount of
    Vesting Commencement Date                        Options Exercisable
    -------------------------                        -------------------





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         STOCK OPTION AGREEMENT dated as of __________________ between Wild
File, Inc., a Delaware corporation (the "Company"), and the employee (the "Participant" or "Optionee") listed above.

         WHEREAS, the Company desires to carry out the purposes of the Wild File, Inc. 1999 Incentive Stock Option Plan (the "Plan") by affording the Participant an opportunity to purchase Common Stock, par value $0.0001 per share, of the Company ("Common Shares") according to the terms set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. GRANT OF OPTION. Subject to the terms of the Plan, the Company hereby grants to the Participant the right and option (the "Option") to purchase the number of Common Shares specified in the schedule at the beginning of this Agreement, on the terms and conditions hereinafter set forth. The Option is intended by the Company to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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                2.       PURCHASE PRICE. The purchase price of each of the
Common Shares subject to the Option shall be the exercise price per share specified in the Schedule at the beginning of this Agreement, which price has been specified in accordance with the Plan. The Board of Directors of the Company, exercising good faith, has determined that the purchase price is at least equal to the fair market value of each share on the date hereof.

                3.       OPTION PERIOD.

                (a)      Subject to the provisions of Section 3(c) and
Section 5 hereof, the Option shall be exercisable, in whole or in part, at any time on or prior to the expiration date specified in such schedule; as to the number of shares specified in the Schedule at the beginning of this Agreement with respect to which the Option shall have vested; provided, however, that the Participant shall have been in the continuous employ of the Company from and after the date of grant to and including the date specified. Notwithstanding the foregoing or any other provision herein to the contrary, the Option shall become immediately exercisable in the event the Board of Directors of the Company shall declare pursuant to Article 12 of the Plan that the Option shall be canceled at the time of, or immediately prior to the occurrence of an Event, as therein defined.

                (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of:

                        (i) the expiration date specified in the Schedule at the beginning of this Agreement;

                        (ii) the expiration of the period after the termination of the Participant's employment within which the Option is exercisable as specified in Section 3(c); or

                        (iii) the date, if any, fixed for cancellation pursuant to Article 12 of the Plan.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the option, in whole or in part, after its original expiration date.

                (c) During the lifetime of the Participant, the Option may be exercised only while the Participant is employed by the Company and only if the Participant has been continuously so employed since the date of this Agreement, except that:

                        (i) the Option shall continue to be exercisable for three months after termination of the Participant's employment but only to the extent that the Option was exercisable immediately prior to the Participant's termination of employment;

                        (ii) in the event the Participant is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the Participant or his legal representative may exercise the Option within one year after the termination of the Participant's employment but only to the extent that the Option was exercisable immediately prior to the Participant's termination of employment; and

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                        (iii) if the Participant's employment terminates
after a declaration pursuant to Article 12 of the Plan, the Participant may exercise the Option at any time permitted by such declaration.

                4.      MANNER OF EXERCISING OPTION.

                (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Company at its principal executive office, to the attention of the President. The notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Participant, he or she also shall send with the notice appropriate proof of his or her right to exercise the Option. Such notice shall be accompanied by payment in cash of the full purchase price of the Common Shares being purchased.

                (b) As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Participant or his or her estate or heirs, as the case may be, a certificate or certificates representing the Common Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Common Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required, upon the exercise of this Option or any part thereof, to issue or deliver any Common Shares prior to the completion of any registration or other qualification of such Common Shares required by applicable federal and state securities laws.

                5. ACCELERATION AND CANCELLATION OF OPTION IN CERTAIN EVENTS. As provided in Article 12 of the Plan, in certain events the Board of Directors of the Company shall declare by prior written notice to the Participant that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Event, as defined in Article 12 of the Plan, in exchange for certain payments to the Participant. At the time of any such declaration, the Option shall become immediately exercisable. The Option, to the extent not exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event in accordance with the declaration.

                6. LIMITATION ON TRANSFER. During the lifetime of the Participant, only the Participant or his or her guardian or legal representative may exercise the Option. In the event of the Participant's death, the legal representative, heirs or legatees of the Participant's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of the Participant but only to the extent that the Option was exercisable, in whole or in part, immediately prior to the Participant's death. The Participant shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of

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the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

                7. STOCKHOLDER RIGHTS BEFORE EXERCISE. The Participant shall have none of the rights of a stockholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

                8. DISCRETIONARY ADJUSTMENT. The Board of Directors may in its sole discretion make appropriate adjustments in the number of shares subject to the Option and in the purchase price per share to give effect to any adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

                9. DISPOSITION AFTER EXERCISE. No disposition of any Common Shares purchased by the Participant hereunder shall be made prior to two years from the date hereof or within one year after the date of any such purchase.

                10.     RIGHT OF FIRST REFUSAL.

                (a) The Participant agrees not to sell, exchange or otherwise transfer for value, or pledge or otherwise encumber, all or any part of the Common Shares issued pursuant to this Agreement, or any shares of capital stock of the Company from time to time issued in respect thereof, whether as a stock dividend, pursuant to a stock split or otherwise (such Common Shares, together with such shares of capital stock of the Company issued in respect thereof hereinafter collectively called the "Restricted Shares") unless the Participant first offers the Restricted Shares he or she intends to transfer or encumber to the Company on the terms and conditions hereinafter contained. Any such offer shall be made in writing and shall contain the name and address of each person to or in favor of whom the Participant intends to transfer or encumber all or any part of the Restricted Shares and shall specify the terms and conditions of the intended transfer or encumbrance, including, without limitation, the proposed consideration. The Company may, prior to the purchase of any Restricted Shares hereunder, require evidence of a bona fide intention to transfer or encumber the Restricted Shares.

                (b) All offers under Section 10(a) hereof shall specify the notice address of the offeror for acceptance of such offer. If the Participant shall fail to extend an offer required by Section 10(a) hereof, then for purposes of this Agreement the Participant shall be deemed to have extended an offer on such date, if any, as the Company gives written notice to the person stating that such person has failed to extend an offer and that such notice from the Company shall be deemed to constitute such offer for purposes of this Agreement.

                (c) After receipt of an offer under Section 10(a) hereof, the Company shall have the right for a period of 60 days to elect to purchase, at the price specified in this Section 10 all or any part of the Restricted Shares offered to the Company by mailing written notice of such election within such period to the offeror at the address specified in the offer (or, if the offer fails

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to specify a notice address, at the address to which notice to the
Participant is given pursuant to Section 14 hereof).

                (d) In the event that the Company does not exercise a right granted to it pursuant to Section 10(a) hereof, the Participant may transfer or encumber the Restricted Shares which were subject to such right without regard to Section 10(a) hereof, but only (i) during a period of 30 days following the 60-day period specified in Section 10(c) hereof, (ii) solely to the persons or entities listed in the offer to the Company, and
(iii) at a price and upon terms not less advantageous to the Participant than the price and terms stated in the offer to the Company. If the transfer or encumbrance of the Restricted Shares is not consummated within such 30-day period, such Restricted Shares shall again be subject to all requirements of
Section 9 hereof, including without limitation, Section 10(a).

                (e) In the event of any transfer of all or any part of the Restricted Shares, the transferee shall agree in writing to take the Restricted Shares subject to the provisions of this Section 10 and the related provisions of this Agreement giving effect thereto.

                (f) Except as otherwise provided in this Section 10(f), the purchase price for Restricted Shares purchased pursuant to this Section 10 shall be the appraised value of the Restricted Shares determined pursuant to Section 12 hereof. In the case of a right granted pursuant to Section 10(a) hereof where the Participant proposes to transfer the Restricted Shares to a third party for consideration expressed in monetary terms or having a readily ascertainable market value, then the purchase price at which the Company has the right to purchase such Restricted Shares shall be an amount equal to the value of the consideration for which the Participant proposes to transfer the Restricted Shares to a third party.

                11. PAYMENT FOR REPURCHASE OF SHARES. In order to effect a repurchase of Restricted Shares pursuant to Section 10 hereof, within 10 days of the later of (i) the date on which the right is exercised, or (ii) the date on which the Company receives the report of the Appraiser setting forth the appraised value of the Restricted Shares, the seller shall tender to the Company the Restricted Shares to be purchased and the Company shall simultaneously pay the purchase price therefor in cash.

                12. APPRAISAL OF SHARES. Whenever it will be necessary to determine the appraised value of Restricted Shares for purposes of this Agreement, the Board of Directors of the Company shall select an investment banking firm or other entity expert in the valuation of closely-held companies (the "Appraiser"), who shall be engaged at the expense of the Company, to value the Restricted Shares based upon a going-concern value without discount for any minority interest. The appraised value of the Restricted Shares shall be as of a date not more than six months prior to the date on which the option to repurchase the Restricted Shares is exercised.

                13. EXPIRATION UPON PUBLIC MARKET. The rights granted pursuant to Section 10 hereof shall expire at such time as there has been sold to the general public in an underwritten offering or offerings pursuant to one or more registration statements filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as

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amended, an aggregate number of Shares equal to at least 25% of the Shares outstanding before the last such sale.

                14. NOTICE. Every notice to be given pursuant to the provisions of this Agreement shall be in writing and delivered by hand or sent by certified mail, return receipt requested. Any such notice to the Company shall be addressed to 17020 12th Avenue North, Plymouth, Minnesota 55447, Attention: President. Except as otherwise provided in this Agreement, any such notice to the Participant shall be addressed as set forth following the signature of the Participant. Either party may change its address by notice to the other party in accordance with this Section 14.

                15. LEGEND ON STOCK CERTIFICATES. In addition to such legends as the Company employs to evidence that the Restricted Shares have not been registered under any federal or state securities laws, all Restricted Shares shall contain the following legend:

                  The shares evidenced by this certificate and any transfer thereof are subject to the terms of the Stock Option Agreement between ______________________ and the Company dated as of _________________, a copy of which is on file at the registered office of the Company.

                16. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Board of Directors with regard to any questions arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Participant. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

                17. DISCONTINUANCE OF EMPLOYMENT OR ASSOCIATION. This Agreement shall not give the Participant a right to continued employment or association with the Company or any subsidiary or affiliate thereof, and the Company or any subsidiary or affiliate thereof employing the Participant or with whom the Participant is associated may terminate his or her employment or association and otherwise deal with the Participant without regard to the effect it may have upon him or her under this Agreement.

                18. GENERAL. The Company shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Agreement shall be binding in all respects on the Participant's heirs, representatives, successors and assigns.

                This Agreement is entered into under the laws of the state of Minnesota and shall be construed and interpreted thereunder.

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

         IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the day and year first above written.



                                     _____________________________________
                                     Participant
                                     Print Name:__________________________

                                     Address:



                                     WILD FILE, INC.

                                     By:__________________________________
                                        Eric D. Schneider, President



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